                                                                   Exhibit 23.1

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in or made a part of this registration statement.

                                                         /s/ Arthur Andersen LLP

Roseland, New Jersey
September 28, 1998